UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
May 20, 2015
(Date of earliest event reported)

OLD DOMINION FREIGHT LINE, INC.
(Exact name of registrant as specified in its charter)

Virginia	0-19582	56-0751714
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
500 Old Dominion Way
Thomasville, North Carolina 27360
(Address of principal executive offices)
(Zip Code)
(336) 889-5000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b), (c), (e)
On May 20, 2015, J. Wes Frye, the Senior Vice President – Finance, Chief Financial Officer and Assistant Secretary of Old Dominion Freight Line, Inc. (the “Company”), notified the Company’s Board of Directors (the “Board”) that he intends to retire from each of these positions effective December 31, 2015.
On May 21, 2015, the Board appointed Adam N. Satterfield, the Company’s Vice President – Treasurer, to serve as the Company’s Chief Financial Officer effective upon Mr. Frye’s retirement on December 31, 2015. Mr. Satterfield, age 40, has served as the Company’s Vice President – Treasurer since June 2011. He previously served as the Company’s Director – Finance and Accounting from August 2007 – June 2011 and as its Manager – SEC Reporting from October 2004 – August 2007.
The compensation that Mr. Satterfield will receive in his role as Chief Financial Officer has not yet been determined by the Board, and an amendment to this Current Report on Form 8-K will be filed within four business days of such determination. There are no arrangements or understandings between Mr. Satterfield and any other person pursuant to which he was selected as an officer. Mr. Satterfield does not have any family relationship with any director or other executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer, and there are no transactions in which Mr. Satterfield has an interest requiring disclosure under Item 404(a) of Regulation S-K.
On May 21, 2015, the Board also appointed Greg C. Gantt, the Company’s Executive Vice President and Chief Operating Officer, to serve as the Company’s President and Chief Operating Officer effective immediately. Mr. Gantt, age 59, has served as the Company’s Executive Vice President and Chief Operating Officer since June 2011. He previously served as the Company’s Senior Vice President – Operations from January 2002 to June 2011. Mr. Gantt joined the Company in November 1994 and served as one of the Company’s regional Vice Presidents from November 1994 to January 2002.
In connection with his appointment to President and Chief Operating Officer, effective immediately, Mr. Gantt’s annual base salary has been increased to $525,000 and his participation factor in the Company’s Performance Incentive Plan has been increased to 0.40%. Mr. Gantt will continue to receive the other employee benefits provided to the Company’s executive officers. There are no arrangements or understandings between Mr. Gantt and any other person pursuant to which he was selected as an officer. Mr. Gantt does not have any family relationship with any director or other executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer, and there are no transactions in which Mr. Gantt has an interest requiring disclosure under Item 404(a) of Regulation S-K.
On May 21, 2015, in connection with Mr. Gantt’s appointment described above, David S. Congdon, the Company’s Chief Executive Officer, President and a member of the Board, ceased to serve as the Company’s President effective immediately. On the same date, the Board appointed Mr. Congdon to serve as the Company’s Vice Chairman of the Board effective immediately, and he will continue to serve as the Company’s Chief Executive Officer.

The press release issued by the Company on May 21, 2015 announcing the matters described above is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Exhibit No.	Description

99.1	Press Release dated May 21, 2015

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
OLD DOMINION FREIGHT LINE, INC.

By:    /s/ John P. Booker, III
John P. Booker, III
Vice President – Controller
(Principal Accounting Officer)
Date: May 21, 2015

EXHIBIT INDEX
TO CURRENT REPORT ON FORM 8-K

Exhibit No.	Description

99.1	Press Release dated May 21, 2015